SIXTH AMENDMENT TO SCHEDULE A

of

ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 2nd day of March, 2009 amends that certain administration agreement, dated as of July 1, 2006, as amended November 15, 2007 and whose Schedule A was amended on June 27, 2007, September 24, 2007, October 1, 2007, January 31, 2008 and March 10, 2008, between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust (each, a “Fund” and together the “Funds”) and VP Distributors, Inc. (f/k/a Phoenix Equity Planning Corporation), a Connecticut Corporation (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, the parties wish to amend Schedule A of the Administration Agreement.

NOW, THEREFORE, in consideration of the foregoing premise, the parties hereby agree that the Administration Agreement is amended as follows:

1. Schedule A to the Administration Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS INSTITUTIONAL TRUST VIRTUS OPPORTUNITIES TRUST

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

VP DISTRIBUTORS, INC.

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	Executive Vice President

SCHEDULE A

(dated: March 2, 2009)

Virtus Equity Trust

Virtus All-Cap Growth Fund

Virtus Balanced Fund

Virtus Capital Growth Fund

Virtus Growth & Income Fund

Virtus Growth Opportunities Fund

Virtus Income & Growth Fund

Virtus Mid-Cap Growth Fund

Virtus Mid-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Growth Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Value Opportunities Fund

Virtus Insight Trust

Virtus Balanced Allocation Fund

Virtus Core Equity Fund

Virtus Disciplined Small-Cap Growth Fund

Virtus Disciplined Small-Cap Opportunity Fund

Virtus Disciplined Small-Cap Value Fund

Virtus Emerging Markets Opportunities Fund

Virtus High Yield Income Fund

Virtus Index Fund

Virtus Insight Government Money Market Fund

Virtus Insight Money Market Fund

Virtus Insight Tax-Exempt Money Market Fund

Virtus Intermediate Government Bond Fund

Virtus Intermediate Tax-Exempt Bond Fund

Virtus Short/Intermediate Bond Fund

Virtus Tax-Exempt Bond Fund

Virtus Value Equity Fund

Virtus Institutional Trust

Virtus Institutional Bond Fund

Virtus Opportunities Trust

Virtus Alternatives Diversifier Fund

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Core Bond Fund

Virtus Foreign Opportunities Fund

Virtus Global Infrastructure Fund

Virtus Global Opportunities Fund

Virtus Global Real Estate Securities Fund

Virtus High Yield Fund

Virtus International Real Estate Securities Fund

Virtus Market Neutral Fund

Virtus Money Market Fund

Virtus Multi-Sector Fixed Income Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Real Estate Securities Fund

Virtus Senior Floating Rate Fund

Virtus Wealth Builder Fund

Virtus Wealth Guardian Fund

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